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                                                                    Exhibit 11.0

                             BTU INTERNATIONAL, INC.
        CALCULATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                 (in thousands, except share and per share data)

                                                      FOR THE THREE MONTHS ENDED        FOR THE NINE MONTHS ENDED
                                                    ------------------------------    ----------------------------
                                                       Oct. 1,         Sept. 26,        Oct. 1,         Sept. 26,
                                                        2000             1999             2000             1999
------------------------------------------------------------------------------------------------------------------

Net income                                           $    1,551       $      701       $    4,158       $    1,853

------------------------------------------------------------------------------------------------------------------
Net income applicable to
     common stockholders                             $    1,551       $      701       $    4,158       $    1,853
==================================================================================================================

Weighted average number of shares outstanding:

     Basic Shares                                     6,886,833        6,791,389        6,861,694        6,796,913
     Effect of Dilutive Options                         484,373          219,030          447,368          153,543
------------------------------------------------------------------------------------------------------------------

     Diluted Shares                                   7,371,206        7,010,419        7,309,062        6,950,456
==================================================================================================================

Earnings per Share

     Basic                                           $     0.23       $     0.10             0.61       $     0.27

     Diluted                                         $     0.21       $     0.10             0.57       $     0.27
==================================================================================================================


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